UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 19, 2014

OUTERWALL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 – 114th Avenue SE

Bellevue, Washington 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On October 19, 2014, Redbox Automated Retail, LLC (“Redbox”), a wholly owned subsidiary of Outerwall Inc. (“Outerwall”), Verizon Ventures IV LLC (“Verizon”), a wholly owned subsidiary of Verizon Communications Inc., Verizon and Redbox Digital Entertainment Services, LLC (the “Joint Venture”) and Verizon Corporate Services Group, Inc. entered into a Withdrawal and Extinguishment of Rights Agreement (the “Withdrawal Agreement”) pursuant to which Redbox withdrew as a member of the Joint Venture effective on October 20, 2014. As previously announced, Redbox Instant by Verizon, the business operated by the Joint Venture, ceased operation of its consumer service effective October 7, 2014.

Pursuant to the Withdrawal Agreement, all of Redbox’s rights under the Joint Venture’s operating agreement will be extinguished and all outstanding amounts including expense reimbursements will be settled in exchange for a total payment of $16.8 million to Redbox. To date, Outerwall has made total cash capital contributions to the Joint Venture of $77.0 million and has received total cash from the Joint Venture of $70.5 million, inclusive of revenue attributable to the rental of DVDs and Blu-ray Discs through the Joint Venture and the $16.8 million payment. In addition, Outerwall expects to realize approximately $29.9 million in cash tax savings through deductions arising from the recognition of our share of the Joint Venture’s losses through September 30, 2014.

Outerwall does not expect a net material financial impact resulting from the extinguishment and expense reimbursement. Neither Redbox nor Outerwall will take part in any material manner with the Joint Venture or in the winding down of Redbox Instant by Verizon following the withdrawal.

Certain statements in the foregoing paragraphs are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this document include statements regarding the winding down of the Joint Venture and its impact on Outerwall and Redbox. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Outerwall, Redbox or Verizon, including those beyond our control. Such risks and uncertainties include, but are not limited to, the potential nature, timing and financial (including tax) impact of the cessation of the consumer service and winding down of the Joint Venture. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, including our relationship with Redbox Instant by Verizon and Verizon, please review “Risk Factors” described in our most recent Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, as well as other filings. These forward-looking statements reflect Outerwall’s expectations as of the date hereof. Outerwall undertakes no obligation to update the information provided herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2014	By:	/s/ Galen C. Smith
Galen C. Smith
Chief Financial Officer